Exhibit 3.1

[LOGO]	ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708	Filed in the office of	Document Number
Website: www.nvsos.gov		20100199249-17
	/s/ Ross Miller	Filing Date and Time
	Ross Miller	03/29/2010 1:52 PM
Articles of Organization	Secretary of State	Entity Number
Limited-Liability Company	State of Nevada	E0140382010-9
(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY· DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	HERBST GAMING, LLC	Check box if a Series Limited- Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name
	☒ Noncommercial Registered Agent	OR	☐ Office or Position with Entity
	(name and address below)		(name and address below)

LAND R SERVICE COMPANY OF NEVADA, LLC
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

3993 Howard Hughes Pkwy, Ste. 600	Las Vegas	Nevada	89169
Street Address	City		Zip Code
		Nevada
Mailing Address (if different from street address)	City		Zip Code

3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual): Perpetual

4. Management:	Company shall be managed by:	☒ Manger(s)	OR	☐ Members
(required)		(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1)	DAVID D. ROSS Name
	P.O. Box 370609		Las Vegas	NV	89137
	Street Address		City	State	Zip Code

	2)	THOMAS BENNINGER Name
	P.O. Box 370609		Las Vegas	NV	89137
	Street Address		City	State	Zip Code

	3)	DON KORNSTEIN Name
	P.O. Box 370609		Las Vegas	NV	89137
	Street Address		City	State	Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	DAVID D. ROSS		X /s/ David D Ross
	Name		Organizer Signature
	P.O. Box 370609		Las Vegas	NV	89137
	Street Address		City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
	X /s/ Linda S. Howell	March 29, 2010
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.

HERBST GAMING, LLC
Articles of Organization

ARTICLE 5.

5.) Name and Address of each Manager of Managing Member (continued):

Additional directors

SCOTT HENRY
P.O. Box 370609
Las Vegas, NV 89137

ARTICLE 8.

8.) Gaming Language:

a) Gaming purposes: The character and general nature of the business to be conducted by the Company is to operate, manage, and conduct gaming in locations in Nevada, and any other lawful activities allowed by the laws of the State of Nevada.

(b) Nevada Gaming Compliance: Notwithstanding anything to the contrary expressed or implied in this Agreement, the sale, assignment, transfer, pledge or other disposition of any interest in the Company is ineffective unless and until approved in advance by the Nevada State Gaming Control Board and Nevada Gaming Commission (each a “Nevada Gaming Authority”). If at any time any Nevada Gaming Authority finds that a member which owns any such interest is unsuitable to hold that interest, the Nevada Gaming Authority shall immediately notify the Company of that fact. The company shall, within ten (10) days from the date of the date that it receives the notice from the Nevada Gaming Authority, return to the unsuitable member the amount of this capital account as reflected on the books of the Company.  Beginning on the date when the Nevada Gaming Authority serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Company, it is unlawful for the unsuitable member: (a) to receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Company, other than a return of capital as required above; (b) to exercise directly or through a trustee or nominee, any voting right conferred by such interest, (c) to participate in the management of the business and affairs of the Company; or (d) to receive any remuneration in any form from the Company, for services rendered or otherwise.

(c) Member Compliance: Any member that is found unsuitable by the Nevada Gaming Authority shall return all evidence of any ownership in the Company to the Company, at which time the Company shall within (10) days, after the Company receives notice from the Nevada Gaming Authority, return to the member in cash, the amount of his capital account as reflected 011 the books of the Company, and the unsuitable member shall no longer have any direct or indirect interest in the Company.